UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2014 (December 4, 2014)

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)
3505 West Sam Houston Parkway North, Suite 400 Houston, Texas (Address of principal executive offices)	281-618-0400 (Registrant’s telephone number, including area code)	77043 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of Helix Energy Solutions Group, Inc. (the “Company”) determined and approved a structural change to the long-term incentive program for the Company’s executive officers.  In the prior program, long-term incentive awards were comprised (a) 50% in a cash performance award vesting one-third annually over three years under the Company’s 2009 Long-Term Incentive Cash Plan, (b) 25% in a performance share unit award under the Company’s 2005 Long-Term Incentive Plan, as amended May 2012 (“LTIP”), cliff-vesting at the end of three years, and (c) 25% in a time-vested restricted stock award under the LTIP vesting one-third annually over three years.  The cash performance award annual payout was based on a year-over-year comparison of the Company’s own stock price, and the payout of the performance share unit awards was based on a comparison of the Company’s stock performance against the stock performance of the Company’s proxy peer group over the three-year period.

The program has been changed to adjust the award components to be comprised of (a) 50% in a cliff-vesting performance stock unit award, and (b) 50% in a time-vested restricted stock award, both as described above.  This change to the program was made to simplify the program as well as to increase the performance component that was cliff-vesting, as well as the component the payout of which is determined by a comparison of the Company’s stock performance to the stock performance of the Company’s proxy peer group.

Also on December 4, 2014, the Committee adopted a revised form of award agreement for the Performance Share Unit awards.  That form of award agreement will be utilized until the Committee determines otherwise.

Other than these changes, there were no material changes to the executive officers’ compensation.

Information related to the other elements of total compensation for the Company’s named executive officers will be disclosed in the Company’s 2015 Proxy Statement to the extent required by the rules related to proxy statements and the disclosure of executive compensation.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Number                      Description
----------                      --------------

10.1	Form of Performance Share Unit Award Agreement.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           December 10, 2014

HELIX ENERGY SOLUTIONS GROUP, INC.

By:              /s/ Alisa B. Johnson
Alisa B. Johnson
Executive Vice President, General Counsel and Corporate Secretary

Index to Exhibits

Exhibit No.                                Description

10.1	Form of Performance Share Unit Award Agreement.